SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AUTOZONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 14, 2000

To our Stockholders:

       You are cordially invited to attend the Annual Meeting of Stockholders of AutoZone, Inc. at the J.R. Hyde, III, Store Support Center, 123 South Front Street, Memphis, Tennessee, on Thursday, December 14, 2000, at 10 a.m. At the meeting, the stockholders will vote regarding:

•	The election of eleven directors.

•	Approval of the amendment to the executive incentive compensation plan.

•	Approval of the appointment of Ernst & Young LLP as independent accountants.

•	The transaction of other business which may be properly brought before the meeting.

       If you were a stockholder at the close of business on October 17, 2000, you may vote at the meeting.

       We look forward to seeing you at the meeting.

By order of the Board of Directors,

HARRY L. GOLDSMITH
Secretary

Memphis, Tennessee

October 27, 2000

IMPORTANT

Please VOTE by proxy card, telephone, or Internet

whether or not you plan to attend the meeting.

The Meeting
About this Proxy Statement
Information about Voting
Voting Securities
Quorum and Required Votes
The Proposals
PROPOSAL 1 -- Election of Directors
PROPOSAL 2 -- Amendment to Executive Incentive Compensation Plan
PROPOSAL 3 -- Approval of Independent Accountants
Other Matters
Other Information
Security Ownership of Management
Security Ownership of Certain Beneficial Owners
Compensation of Directors
Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Pension Plan Table
Compensation Committee Report on Executive Compensation
Stock Performance Graph
Audit Committee Report
Employment Agreements
Certain Relationships and Related Transactions
Indebtedness of Management
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals for 2001 Annual Meeting
Annual Report
Audit Committee Charter

Notice of Annual Meeting

The Meeting

About this Proxy Statement

Information about Voting

Voting Securities

Quorum and Required Votes

The Proposals

PROPOSAL 1 — Election of Directors

PROPOSAL 2 — Amendment to Executive Incentive Compensation Plan

PROPOSAL 3 — Approval of Independent Accountants

Other Matters

Other Information

Security Ownership of Management

Security Ownership of Certain Beneficial Owners

Compensation of Directors

Executive Compensation

Summary Compensation Table

Option/SAR Grants in Last Fiscal Year

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Pension Plan Table

Compensation Committee Report on Executive Compensation

Stock Performance Graph

Audit Committee Report

Employment Agreements

Certain Relationships and Related Transactions

Indebtedness of Management

Section 16(a) Beneficial Ownership Reporting Compliance

Stockholder Proposals for 2001 Annual Meeting

Annual Report

Audit Committee Charter

AutoZone, Inc.

123 South Front Street
Memphis, Tennessee 38103

Proxy Statement

for
Annual Meeting of Stockholders
December 14, 2000

The Meeting

       Our Annual Meeting will be held at the J.R. Hyde, III, Store Support Center, 123 South Front Street, Memphis, Tennessee, beginning at 10 a.m. on December 14, 2000.

About this Proxy Statement

      Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting. We will pay all expenses incurred in this proxy solicitation. In addition to mailing this Proxy Statement to you, we have hired Beacon Hill Partners to be our proxy solicitation agent for a fee of $4,500 plus expenses. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks and others who hold our stock for the beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners. This Proxy Statement is first being mailed on October 27, 2000.

Information about Voting

      You may vote your shares in person or by proxy:

•	By Proxy — You can vote via the Internet, by telephone, or by completing and returning the enclosed proxy or voting card by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective and reliable alternatives to returning your proxy card by mail. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card, your “proxies,” will vote your shares as you indicate. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, will be voted FOR the amendment to the AutoZone, Inc. 2000 Executive Incentive Compensation Plan, will be voted FOR Ernst & Young LLP as independent accountants, and in the proxies’ discretion on any other matter that may be properly brought before the meeting or at any adjournment of the meeting. You may revoke your proxy at any time before it is voted at the meeting by giving a written notice to our Secretary (at the address at the top of this page) that you have revoked the proxy, by providing a later-dated proxy, or by voting in person at the Annual Meeting.

•	In Person — You may attend the Annual Meeting and vote in person. If you are a registered holder of your shares, you only need to attend the meeting. However, if your shares are held in an account by a broker (held in “street name”) you may still vote in person if you obtain from your broker written consent to permit you to vote the shares in person, which must be presented at the meeting.

Voting Securities

      At the close of business on October 17, 2000, we had 116,000,313 shares of common stock outstanding. Each share of common stock is entitled to one vote. However, AutoZone had forward purchase agreements under its common stock repurchase program covering 8,034,400 shares of common stock that are ineligible to be voted at the meeting. Therefore, only 107,965,913 shares of common stock will be eligible to be voted at the meeting.

Quorum and Required Votes

      Holders of a majority of the shares of common stock outstanding (without regard to shares under forward purchase agreements) must be present in person or by proxy in order for a quorum to be present. Votes on the proposals will be tallied as follows:

•	Election of Directors — The eleven persons nominated for director receiving the most votes will be elected.

•	Approval of amendment to executive incentive compensation plan — For approval, the amendment to the plan must receive an affirmative vote from a majority of the shares present and voting. Abstentions will be counted as if they were votes against the amendment. Broker non-votes will not be counted as voting either for or against the amendment.

•	Approval of independent accountants — For approval, the accountants must receive an affirmative vote from a majority of the shares present and voting. Abstentions will be counted as if they were votes against the accountants. Broker non-votes will not be counted as voting either for or against the accountants. However, we are not bound by a vote either for or against the accountants. The Board of Directors and the Audit Committee will consider a vote against the accountants by the stockholders in selecting accountants in the future.

The Proposals

PROPOSAL  1 — Election of Directors

      Eleven directors will be elected at the Annual Meeting to serve until the Annual Meeting in 2001. Each of the nominees named below was elected a director at the 1999 annual meeting, except for Mr. McKenna who was elected to the Board in May 2000 and Mr. Elson who was elected to the Board in August 2000. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the number of directors on the Board. The nominees are:

John C. Adams, Jr. Chairman & Chief Executive Officer Customer Satisfaction	Mr. Adams, 52, has been a Director, Customer Satisfaction, since 1996. He is currently AutoZone’s Chairman and Chief Executive Officer. In September 2000, Mr. Adams announced that he intends to step aside as CEO as soon as a replacement is found by the Board of Directors. Mr. Adams has been Chairman since 1997 and CEO since December 1996. Mr. Adams had also been President from December 1996 to March 1997, Vice Chairman and Chief Operating Officer from March 1996 to December 1996, and Executive Vice President-Distribution from 1995 to March 1996. Mr. Adams had previously been President of the Miami Division of Malone & Hyde, Inc., the former parent company of AutoZone. Mr. Adams is also a director of Keebler Foods Company.

Andrew M. Clarkson Chairman of Finance Committee Customer Satisfaction	Mr. Clarkson, 63, has been a Director, Customer Satisfaction, since 1986. He is employed by AutoZone as Chairman of the Finance Committee. Previously, Mr. Clarkson had been Treasurer from 1990 to 1995 and from 1986 to 1988, and Secretary from 1988 to 1993. Prior to that time, Mr. Clarkson had been Chief Financial Officer of Malone & Hyde. Mr. Clarkson is also a director of Amphenol Corporation.

Charles M. Elson Edgar S. Woolard, Jr. Professor of Corporate Governance University of Delaware	Mr. Elson, 40, was elected a Director, Customer Satisfaction, by the Board in August 2000. He has been the Edgar S. Woolard, Jr. Professor of Corporate Governance at the University of Delaware beginning in August 2000. Prior to that time, Mr. Elson had been a Professor at the Stetson University College of Law since 1990. Mr. Elson is also a director of Nuevo Energy Company and Sunbeam Corporation.

N. Gerry House President and Chief Executive Officer Institute for Student Achievement	Dr. House, 53, has been a Director, Customer Satisfaction, since 1996. She has been the President and Chief Executive Officer of the Institute for Student Achievement since April 2000. Prior to that time, she was the Superintendent of the Memphis, Tennessee, City School System since 1992.

Robert J. Hunt Executive Vice President & Chief Financial Officer Customer Satisfaction	Mr. Hunt, 51, has been a Director, Customer Satisfaction, since 1997. He has been Executive Vice President and Chief Financial Officer since 1994. Prior to that time, Mr. Hunt was Executive Vice President, Chief Financial Officer and a Director for The Price Company from 1991 to 1993. Previously, Mr. Hunt had been Executive Vice President and Chief Financial Officer for Malone & Hyde from 1988 to 1991.

J.R. Hyde, III Former Chairman & Chief Executive Officer Customer Satisfaction	Mr. Hyde, 57, has been a Director, Customer Satisfaction, since 1986. He has been the President of Pittco, Inc., an investment company, since 1989. Mr. Hyde had been AutoZone’s Chairman from 1986 to 1997 and Chief Executive Officer from 1986 to 1996. He had also been Chairman and Chief Executive Officer of Malone & Hyde until 1988. Mr. Hyde is also a director of FedEx Corporation.

James F. Keegan Chairman Adams Keegan, Inc.	Mr. Keegan, 68, has been a Director, Customer Satisfaction, since 1991. He has been the Chairman of Adams Keegan, Inc., an employee leasing firm, since 1997. Prior to that time, he was Managing Director of Weibel Huffman Keegan, Inc., an investment management firm.

Edward S. Lampert Chief Executive Officer ESL Investments, Inc.	Mr. Lampert, 38, has been a Director, Customer Satisfaction, since 1999. He has been Chief Executive Officer of ESL Investments, Inc., a private investment firm, since 1988.

W. Andrew McKenna President SciQuest.com, Inc.	Mr. McKenna, 54, was elected a Director, Customer Satisfaction, by the Board in May 2000. He has been President of SciQuest.com, Inc., a Web- based, interactive marketplace for scientific and laboratory products since January 2000. Prior to that time he held various positions with The Home Depot, Inc., including Senior Vice President-Strategic Business Development from 1997 to 1999, President, Midwest Division from 1994 to 1997, and Senior Vice President-Corporate Information Systems from 1990 to 1994. Mr. McKenna is also a director of SciQuest.com, Inc.

Michael W. Michelson Member of General Partner Kohlberg Kravis Roberts & Co. LLC	Mr. Michelson, 49, has been a Director, Customer Satisfaction, since 1986. He has been a member of the limited liability company which is general partner of Kohlberg Kravis Roberts & Co., L.P., since 1996 and is a general partner of KKR Associates, L.P. Prior to that time, he was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Michelson is also a director of Alliance Imaging, Inc., Amphenol Corporation, Owens-Illinois, Inc., and KinderCare Learning Centers, Inc.

Timothy D. Vargo President & Chief Operating Officer Customer Satisfaction	Mr. Vargo, 49, has been a Director, Customer Satisfaction, since 1996. He has been President since March 1997 and Chief Operating Officer since December 1996. Prior to that time, he was Vice Chairman from March 1996 to December 1996, Executive Vice President-Merchandising from June 1995 to March 1996, and Senior Vice President-Merchandising from March to June 1995. Previously, Mr. Vargo had been Senior Vice President-Merchandising & Distribution from 1986 to 1992, and had been Director of Stores for the Auto Shack division of Malone & Hyde from 1984-1986.

      Mr. Ronald A. Terry, currently a member of the Board of Directors, will be retiring from the Board as of the date of the Annual Meeting and will not stand for reelection.

Board Meetings and Committees

      The Board of Directors held nine meetings in fiscal year 2000. All directors attended at least 75% of the total of the Board of Directors and committee meetings during the fiscal year.

      The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee.

      The Audit Committee recommends the engagement of independent accountants, confers with our internal and external auditors regarding the adequacy of our financial controls and fiscal policy, and directs changes to financial policies or procedures as suggested by the auditors. The Audit Committee has a charter, which is attached to this Proxy Statement as Appendix A. AutoZone’s common stock is listed on the New York Stock Exchange and is governed by its listing standards. During fiscal year 2000, the Audit Committee met five times. For the 2000 fiscal year, the Audit Committee consisted of Mr. Keegan (Chairman), Mr. Terry, and Mr. Lampert (who joined the committee in December 1999). The Audit Committee meets the independence standards of section 303.01(B)(2)(a) of Regulation S-K and the standards of the New York Stock Exchange.

      The Compensation Committee approves the compensation levels for all senior executive officers, including salary and bonus levels. In addition, the Compensation Committee administers AutoZone’s stock option and stock purchase plans. The Compensation Committee, consisting of Mr. Terry (Chairman), Dr. House, Mr. Keegan, Mr. Lampert (who joined the committee in December 1999), and Mr. McKenna (who joined the committee in June 2000) held 12 meetings during fiscal year 2000.

      The Finance Committee reviews AutoZone’s financing options and makes recommendations to the full Board and management as to appropriate financing mechanisms. During fiscal year 2000, the Finance Committee, consisting of Mr. Clarkson (Chairman) and Mr. Michelson, held five meetings.

      The Nominating and Corporate Governance Committee was formed in the beginning of fiscal year 2001 and currently consists of Mr. Elson as Chairman. Mr. Elson will make recommendations to the Board for additional committee members in the future. The committee has not yet established nomination policies or procedures.

PROPOSAL 2 — Amendment to Executive Incentive Compensation Plan

What is the executive incentive compensation plan?

      The federal tax code prohibits us from receiving a tax deduction for compensation in excess of $1 million for the chief executive officer and our other four most highly paid officers unless the compensation in excess of $1 million is based on an objective measure of performance. The AutoZone, Inc. 2000 Executive Incentive Compensation Plan is intended to qualify as a performance-based compensation plan under the federal tax code so that performance bonuses paid to our executive officers are tax deductible to AutoZone. The plan requires that the Compensation Committee establish objective performance goals and that the performance goals be met before a participant may receive an annual bonus under the plan.

What is the proposed amendment?

      The amendment reads as follows:

RESOLVED, that “sales,” “sales per square foot” and comparable store sales be added as measures of objective goals under the second paragraph of section 4 of the AutoZone, Inc. 2000 Executive Incentive Compensation Plan (the “plan”), and that in that same section “operating margin” shall be deleted and “EBIT margin” substituted in lieu thereof.”

FURTHER RESOLVED, that the final sentence of the fourth paragraph of section 4 of the plan be amended to read: “No individual may receive in any one fiscal year an award under the Plan of an amount greater than the lesser of (i) 200% of such individual’s base salary for that year or (ii) $2 million.”

What are the reasons for the amendment?

      The Compensation Committee believes that the addition of the goals of sales, sales per square foot and comparable store sales will give the committee additional flexibility in designing executive incentive compensation that is aligned with company goals, and the substitution of “EBIT margin” for “operating margin” is a better technical accounting description of what the goal is to measure.

      Currently, the executive incentive compensation plan allows an executive officer to receive the lesser of up to 150% of salary or $2 million as a bonus. The amendment would permit bonuses under the plan to be granted up to 200% of salary (subject to the $2 million limitation). This additional authority would be used by the Compensation Committee to establish additional incremental goals under the plan that would be increasingly more difficult to attain.

Who is eligible to participate in the plan?

      The executive officers, as determined by the Compensation Committee, are eligible to participate in the plan.

How are performance goals established?

      If the amendment is adopted, then, under the plan, at the beginning of each fiscal year, the Compensation Committee must establish a goal which may be a range from a minimum to a maximum attainable bonus. The goal may be based on one or more of the following measures:

•	Earnings

•	Earnings per share

•	Common stock price

•	Market share

•	Revenue

•	Operating or net cash flows

•	Pre-tax profits

•	Earnings before interest and taxes

•	Return on capital

•	Economic value added

•	Return on inventory

•	EBIT margin

•	Gross profit margin

•	Sales

•	Sales per square foot

•	Comparable store sales

      The goal may be different for different executives. No bonus may be paid under the plan unless at least the minimum goal is attained. However, the committee may disregard for goal purposes one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses.

How is the bonus paid under the plan?

      After the end of each fiscal year, the Compensation Committee must certify the attainment of goals under the plan, if any, and direct the amount to be paid to each participant. The committee, at its discretion, may reduce or eliminate any bonus to be paid to an executive, even if a goal was attained. The bonus may only be paid after the attainment of the goals has been certified. The bonus may be paid in cash or in whole or part in common stock, at the option of the Compensation Committee.

      The Board of Directors recommends that you vote FOR approval of the amendment to the AutoZone, Inc. 2000 Executive Incentive Compensation Plan.

PROPOSAL 3 — Approval of Independent Accountants

      Ernst & Young LLP, our independent accountants for the past thirteen fiscal years, has again been selected by the Audit Committee to be AutoZone’s independent accountants for fiscal year 2001. Members of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

      The Board of Directors recommends that you vote FOR approval of Ernst & Young LLP as independent accountants.

Other Matters

      We do not know of any matters to be presented at the Annual Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

Other Information

Security Ownership of Management

      This table shows the beneficial ownership of common stock as of October 17, 2000, by each director, the Chief Executive Officer, the other four most highly compensated executive officers, and all directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

	Beneficial Ownership
	as of
	October 17, 2000

Name of Beneficial Owner	Shares	Percent[1]

John C. Adams, Jr.[2]	354,297	*
Andrew M. Clarkson[3]	479,020	*
Charles M. Elson	4,902	*
N. Gerry House[4]	4,808	*
Robert J. Hunt[5]	252,647	*
J.R. Hyde, III[6]	2,067,817	1.9%
James F. Keegan[7]	12,876	*
Edward S. Lampert[8]	21,762,643	20.2%
W. Andrew McKenna[9]	4,589	*
Michael W. Michelson[10]	514,839	*
Ronald A. Terry[11]	14,834	*
Timothy D. Vargo[12]	263,684	*
Gerald E. Colley[13]	30,492	*
Stephen W. Valentine[14]	123,145	*
All directors and executive officers as a group (24 persons) [15]	26,251,446	24.1%

*	Less than 1%.

      1 Calculated assuming shares under forward purchase agreements by AutoZone are not outstanding.

      2 Does not include 1,572 shares held in trusts for the benefit of Mr. Adams’ children. Includes 316,665 shares issuable upon exercise of stock options either immediately or within 60 days of October 17, 2000.

      3 Includes 119,400 shares held by a charitable trust for which Mr. Clarkson is a trustee and shares investment and voting power, with respect to which Mr. Clarkson disclaims beneficial ownership. Does not include 1,000 shares owned by members of Mr. Clarkson’s immediate family nor does it include 28,000 shares held in trust for the benefit of a member of Mr. Clarkson’s family, with respect to which he disclaims beneficial ownership.

      4 Includes 1,608 shares which may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

      5 Includes 2,000 shares owned by Mr. Hunt’s wife and 129,166 shares which may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2000.

      6 Includes 550,000 shares held by a charitable foundation for which Mr. Hyde is an officer and a director and for which he shares investment and voting power, and includes 2,878 shares which may be acquired immediately upon termination as a director by conversion of stock appreciation rights. Does not include 2,000 shares owned by Mr. Hyde’s wife.

      7 Does not include 800 shares owned by a member of Mr. Keegan’s family with respect to which Mr. Keegan disclaims any beneficial ownership.

      8 Mr. Lampert is the Chief Executive Officer and a director of ESL Investments, Inc. Mr. Lampert is also the managing member of ESL Investment Management, LLC, and RBS Investment Management, LLC. All shares indicated, other than 1,243 shares which are owned directly by Mr. Lampert, are owned by ESL Partners, L.P., ESL Limited, ESL Institutional Partners, L.P., Acres Partners, L.P., and Marion Partners, L.P. Mr. Lampert may be deemed to have indirect beneficial ownership of the shares owned by these entities. See also footnote 3 under Security Ownership of Certain Beneficial Owners, below.

      9 Includes 589 shares which may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

      10 Includes 2,956 shares which may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

      11 Includes 2,956 shares which may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

      12 Includes 220,833 shares which may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2000. Does not include 4,635 shares owned by members of Mr. Vargo’s immediate family.

      13 Includes 18,333 shares which may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2000. Does not include 5,000 shares owned by Mr. Colley’s wife.

      14 Includes 110,000 shares which may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2000.

      15 Includes 1,074,242 shares which may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2000, and 10,398 shares which may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

Security Ownership of Certain Beneficial Owners

      The following entities are known by us to own more than five percent of the outstanding common stock:

	Beneficial Ownership
Name and Address
of Beneficial Owner	Shares	Percent[1]

Capital Research and Management Company[2]	8,140,000	7.5%
333 South Hope Street Los Angeles, CA 90071

ESL Investments, Inc.[3]	21,762,643	20.2%
One Lafayette Place Greenwich, CT 06830

      1 Calculated assuming shares under forward purchase agreements by AutoZone are not outstanding.

      2 All information regarding Capital Research and Management Company is based upon the Schedule 13F for the period ended June 30, 2000. Capital Research and Management Company has the sole power to vote and dispose of the shares deemed beneficially owned by it.

      3 All information regarding ESL Investments, Inc., is based upon the Schedule 13D dated October 10, 2000, filed on behalf of a group consisting of ESL Investments, Inc., ESL Partners, L.P., ESL Limited, ESL Institutional Partners, L.P., Acres Partners, L.P., Marion Partners, L.P., and Edward S. Lampert. The general partner of ESL Partners, L.P., is RBS Partners, L.P. The general partner of RBS Partners, L.P. is ESL Investments, Inc. ESL Investment Management, LLC, is the investment manager of ESL Limited. RBS Investment Management, LLC, is the general partner of ESL Institutional Partners, L.P. ESL Investments, Inc., is the general partner of Acres Partners, L.P. Mr. Lampert is the managing member of ESL Investment Management, LLC, and RBS Investment Management, LLC. In their respective capacities, each of the foregoing may be deemed to be the beneficial owner of the shares of AutoZone common stock beneficially owned by other members of the group. As of October 10, 2000, ESL Partners, Inc., was the record owner of 10,775,083 shares, ESL Limited was the record owner of 2,645,021 shares, ESL Institutional Partners, L.P., was the record owner of 348,528 shares, Acres Partners, L.P., was the record owner of 6,867,928 shares, Marion Partners, L.P., was the record owner of 1,124,840 shares, and Mr. Lampert was the record owner of 1,243 shares. Each entity or person has the sole power to vote and dispose of the shares deemed beneficially owned by it.

Compensation of Directors

      Non-employee directors are paid an annual fee of $25,000 in quarterly installments, plus $1,000 for each Board meeting attended. Under the AutoZone, Inc., Second Amended and Restated Directors Compensation Plan, a non-employee director may receive no more than one-half of the annual and meeting fees immediately in cash, and the remainder of the fees must be taken in either common stock or the fee may be deferred in units with value equivalent to the value of shares of common stock as of the grant date (also known as “stock appreciation rights”).

      Under the AutoZone, Inc., Second Amended and Restated Stock 1998 Director Stock Option Plan, on January 1 of each year, each non-employee director receives an option to purchase 1,500 shares of common stock, and each non-employee director that owns common stock worth at least five times the annual fee paid to each non-employee director on an annual basis will receive an additional option to purchase 1,500 shares of common stock. In addition, each new director receives an option to purchase 3,000 shares upon election to the Board of Directors, plus a portion of the annual directors’ option grant prorated for the portion of the year actually served in office. These stock option grants are made at the fair market value as of the grant date.

      Mr. Clarkson is an AutoZone employee, and for fiscal year 2000 was paid a salary and bonus of $75,000 and received other benefits ordinarily granted to all employees.

Executive Compensation

  Summary Compensation Table

      This table shows the compensation paid to the Chief Executive Officer and the other four most highly paid executive officers for the past three fiscal years.

					Long Term
					Compensation

					Awards
		Annual Compensation
					Securities
Name and				Other Annual	Underlying	All Other
Principal Position	Year	Salary	Bonus[1]	Compensation[2]	Options/SARs[3]	Compensation[4]

John C. Adams, Jr.	2000	541,000	541,000	1,769	50,000	3,600
Chairman &	1999	530,400	265,200	2,400	0	3,600
Chief Executive Officer	1998	520,000	253,500	—	0	3,048
Timothy D. Vargo	2000	424,400	328,910	2,040	30,000	3,600
President &	1999	424,400	212,200	2,400	0	3,600
Chief Operating Officer	1998	416,000	202,800	—	0	3,048
Robert J. Hunt	2000	312,000	234,000	1,430	10,000	3,600
Executive Vice President	1999	306,000	114,750	2,400	25,000	3,600
& Chief Financial Officer	1998	300,000	117,000	—	0	3,048
Gerald E. Colley	2000	312,000	179,760	—	15,000	3,600
Senior Vice President	1999	305,000	76,250	—	0	3,343
	1998	230,000	74,750	42,003	40,000	2,213
Stephen W. Valentine	2000	268,077	159,981	1,811	10,000	3,590
Senior Vice President	1999	250,000	62,500	2,183	0	3,358
	1998	215,500	70,047	—	0	2,332

      1 Bonuses are shown for the fiscal year earned, but paid in the following fiscal year.

      2 Amounts shown for fiscal years 1999 and 2000 are 401(k) plan matching contributions. Amounts shown for Mr. Colley for 1998 are relocation allowances.

      3 All amounts shown are stock options; AutoZone did not grant SARs to executive officers in the 1998, 1999 or 2000 fiscal years. All options were granted in accordance with the 1996 Stock Option Plan, as amended and restated in 1997 and 1998.

      4 All Other Compensation consists of term life insurance provided for the benefit of the named officer’s beneficiary.

Option/SAR Grants in Last Fiscal Year

      This table shows the number of stock options granted to certain executive officers during the most recent fiscal year. Executive officers were not granted SARs during the 2000 fiscal year.

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term[1]
	Options/SARs	Employees	or Base	Expiration
	Granted (#)[2]	in Fiscal Year	Price ($/Sh)	Date	5%($)	10%($)

John C. Adams, Jr.	50,000	2.6	24	9/1/2009	754,674	1,912,491
Timothy D. Vargo	30,000	1.5	24	9/1/2009	452,804	1,147,495
Robert J. Hunt	10,000	0.5	24	9/1/2009	150,935	382,498
Gerald E. Colley	15,000	0.8	24	9/1/2009	226,402	573,747
Stephen W. Valentine	10,000	0.5	24	9/1/2009	150,935	382,498

      1 The 5% and 10% appreciation rates have been arbitrarily set by the Securities and Exchange Commission and do not forecast actual stock price appreciation.

      2 Options shown vest in one-third increments on each of the third, fourth, and fifth anniversaries after the grant date.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

      This table shows stock option exercises by certain executive officers during the most recent fiscal year, and their exercisable and unexercisable stock options as of August 26, 2000. The fiscal year-end value of “in-the-money” stock options is the difference between the exercise price of the option and the market value of the common stock (not including options with an exercise price greater than the fair market value) on August 26, 2000, which was $22 per share. Executive officers do not have SARs.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at FY-End (#)		at FY-End ($)
	Acquired	Value
	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John C. Adams, Jr.	0	—	266,665	533,335	124,999	250,001
Timothy D. Vargo	0	—	220,833	409,167	93,750	187,500
Robert J. Hunt	0	—	91,666	143,334	31,249	62,501
Gerald E. Colley	5,167	140,478	5,000	100,000	0	0
Stephen W. Valentine	0	—	105,000	55,000	532,150	37,500

Pension Plan Table

      This table shows the estimated annual benefits payable upon retirement at age 65 in 2000 under our pension plan. Sixty monthly payments are guaranteed after retirement.

	Years of Service Credit

Remuneration	15	20	25	30	35

200,000	32,002	45,336	58,670	66,671	66,671
300,000	45,000	60,000	75,000	75,000	75,000
400,000	60,000	80,000	100,000	100,000	100,000
500,000	75,000	100,000	125,000	125,000	125,000
600,000	90,000	120,000	150,000	150,000	150,000
700,000	105,000	140,000	175,000	175,000	175,000
800,000	120,000	160,000	200,000	200,000	200,000
900,000	135,000	180,000	225,000	225,000	225,000
1,000,000	150,000	200,000	250,000	250,000	250,000
1,100,000	165,000	220,000	275,000	275,000	275,000
1,200,000	180,000	240,000	300,000	300,000	300,000
1,300,000	195,000	260,000	325,000	325,000	325,000

      Remuneration includes salary and bonus. The benefit is based on the average monthly earnings for the consecutive five-year period during which a participant had his or her highest level of earnings. The benefits stated in the table will not be reduced by Social Security or other amounts received by a participant. Remuneration shown is assumed to be the participant’s five-year average earnings.

      The number of years of credited service certain executive officers have accrued under the pension plan as of the most recent fiscal year end are:

Name	Years of Service

John C. Adams, Jr.	13
Timothy D. Vargo	14
Robert J. Hunt	5
Gerald E. Colley	11
Stephen W. Valentine	11

Compensation Committee Report on Executive Compensation

      The executive compensation program is designed to attract and retain executives who are key to our long-term success. In this process, we want to align an executive’s compensation with AutoZone’s attainment of business goals and the increase in share value. The Compensation Committee reviews executive compensation annually and makes appropriate adjustments based on company performance, achievement of individual goals, and changes in an executive’s duties and responsibilities. The compensation of other AutoZone employees is based on a similar philosophy.

Compensation Philosophy

      Executive compensation consists of salary, bonus, and stock options.

      Salary. The Committee desires that overall compensation reflect each executive’s performance over time. Base salaries are set at levels subjectively determined by the Compensation Committee to adequately reward and retain capable executives, including the Chief Executive Officer.

      At the beginning of each fiscal year, the Compensation Committee reviews and establishes the annual salary of the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer. The Committee makes an independent, subjective determination of the appropriate level of these officers’ salaries. The Committee does not use any mechanical formulations or weighting of any of the factors considered. In addition, the Compensation Committee approves the salaries of the other officers as recommended by the Chief Executive Officer.

      Bonus. Each fiscal year executive officers (including the Chief Executive Officer) are paid a bonus based on the attainment of goals set by the Compensation Committee. Objective goal targets are set at the beginning of each fiscal year and bonuses are paid upon achievement of the goal targets. An executive’s goals may be based on one or more criteria related to the executive’s performance and to the performance of the company as a whole. A maximum bonus is established for each executive officer as a percentage of salary. The maximum bonus attainable for the last fiscal year was 125% of salary for both the Chief Executive Officer and the Chief Operating Officer. As a general matter, as an executive’s level of management responsibility in the Company increases, the greater the portion of his or her potential total compensation depends on the Company’s performance as measured by attaining goal objectives.

      Stock Options. To align the long-term interests of management and our stockholders, the Compensation Committee awards non-qualified stock options to all levels of management, including individual store managers. Previously, stock option grants were made by a subjective determination by the Committee, upon recommendation by the Chief Executive Officer (for grants other than those to the Chief Executive Officer), who considered the recipient’s past performance and current responsibilities, and the number of shares previously granted to that person. Beginning in the 2001 fiscal year, stock options will be granted to AutoZone’s executives and managers upon initial hire and thereafter annually in accordance with guidelines established by the Committee for attainment of company goals and individual performance within a position.

Stock Ownership

      Beginning the 2000 fiscal year, the Compensation Committee has implemented the AutoZone, Inc. Management Stock Ownership Plan to encourage and facilitate the ownership of AutoZone stock by senior management and directors. The plan provides guidelines for stock ownership levels by senior management and directors. AutoZone will loan one-half of the necessary funds to the senior manager or director. The borrower is at risk and signs a promissory note for the full amount borrowed. As a condition to obtaining the loan, each senior executive must commit to use a set percentage of any bonus received to acquire AutoZone common stock and must fully participate in AutoZone’s employee stock purchase plan.

Long-Term Incentive Plan

      Beginning as of the 2001 fiscal year, the Compensation Committee has established a long-term incentive plan to place strong emphasis on the achievement of specified levels of AutoZone’s long-term performance. Under the plan, the Compensation Committee would establish three-year performance goals at the beginning of each fiscal year, with awards under the plan paid to senior executives in cash after the passage of the three-year period. We anticipate that the plan will be submitted for a vote of the stockholders at the 2001 annual meeting, prior to any award being paid under the plan to any executive.

CEO Compensation

      For the last fiscal year, John C. Adams, Jr., Chairman and Chief Executive Officer, was paid $541,000 in salary and $541,000 in bonus. Mr. Adams received options to purchase 50,000 shares in the 2000 fiscal year which vest in one-third increments on the third, fourth and fifth anniversaries after the date of grant.

      Mr. Adams announced in September 2000 that he would step aside as CEO as soon as a replacement is found. Mr. Adams’ employment agreement will be amended to reflect his new position. The new employment agreement is described in the proxy statement under the section entitled “Employment Agreements.”

Tax Deductions for Compensation

      The federal tax code limits the amount of compensation that we may deduct in any year for the Chief Executive Officer and our other four most highly paid officers to $1 million. However, this deduction limitation does not apply to performance-based compensation as defined in the tax code. Our compensation plans are generally designed and implemented so that they qualify for full deductibility. However, we may from time to time pay compensation to our executive officers that may not be fully deductible.

      This report was unanimously adopted by the Compensation Committee and approved by the Board of Directors.

Ronald A. Terry, Chairman

N. Gerry House
Edward S. Lampert
James F. Keegan
W. Andrew McKenna

Stock Performance Graph

      This graph shows, from the end of fiscal year 1995 to the end of fiscal year 2000, changes in the value of $100 invested in each of AutoZone’s common stock, Standard & Poor’s 500 Composite Index, and a peer group consisting of other automotive aftermarket retailers.

	AutoZone, Inc.	Peer Group	S&P 500 Index

Aug. 95	100.00	100.00	100.00
Aug. 96	101.40	112.30	119.11
Aug. 97	105.12	115.22	167.49
Aug. 98	100.47	114.53	194.27
Aug. 99	89.30	111.20	258.47
Aug. 00	81.86	74.25	292.24

      The peer group consists of CSK Auto Corporation, Discount Auto Parts, Inc., Genuine Parts Company, O’Reilly Automotive, Inc., and The Pep Boys-Manny, Moe & Jack.

Audit Committee Report

To the Board of Directors of AutoZone, Inc.:

      The Audit Committee of AutoZone, Inc., has reviewed and discussed AutoZone’s audited financial statements for the year ended August 26, 2000. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent auditing firm, the matters required by Codification of Statement on Auditing Standards No. 61.

      The committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

      As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of AutoZone’s audited financial statements in the annual report for the year ended August 26, 2000, on Form 10-K.

James F. Keegan, Chairman

Edward S. Lampert
Ronald A. Terry

Employment Agreements

  Mr. Adams

      In September 2000, Mr. Adams announced that he would step aside as Chief Executive Officer as soon as a replacement was found. In October 2000, Mr. Adams and AutoZone entered into a new five-year employment agreement which becomes effective as of the date a new CEO is elected. In the new agreement, Mr. Adams is retained as AutoZone’s Chairman at a minimum base salary of $575,000, plus bonuses, for each year that Mr. Adams remains as Chairman. During the term of the new agreement, Mr. Adams is prohibited from competing against AutoZone or from hiring away any AutoZone employees. Mr. Adams’ service as Chairman may be terminated by AutoZone’s Board with cause at any time and after such termination all compensation to Mr. Adams ceases. The Board may terminate Mr. Adams’ service as Chairman without cause as of the date of any annual stockholders meeting following the Board’s delivery of at least 90 days written notice of termination. In addition, the Board may terminate Mr. Adams’ service as Chairman within 90 days after the election of a new CEO. Upon termination of Mr. Adams’ services as Chairman without cause, Mr. Adams shall remain as an AutoZone employee and shall receive his base salary for the remainder of the term of the agreement, shall continue to accrue credit under AutoZone’s retirement plans for that period of time, shall receive six months administrative assistance, and other benefits granted to other AutoZone employees. In addition, if Mr. Adams’ service as Chairman is terminated without cause before August 26, 2001, he will receive a bonus for the full 2001 fiscal year. If Mr. Adams’ service as Chairman is terminated after August 26, 2001, or if Mr. Adams voluntarily resigns his position as Chairman later than two years after the effective date of the agreement, he will receive a bonus for the prorated portion of the year in which he served as Chairman. Under the Agreement, “cause” means, in the good faith determination of the Board, the employee’s willful engagement in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise.

      Under Mr. Adams’ current agreement, which has terms and conditions similar to those in the agreements described for all other executive officers below, Mr. Adams is employed as Chairman and CEO, with a minimum annual salary of $530,000 and a bonus potential of 100% of annual salary.

      In addition, Mr. Adams receives credit for time in service with Malone & Hyde under AutoZone’s supplemental pension plan.

  Other Executive Officers

      Most of AutoZone’s executive officers have employment agreements. Mr. Vargo has an employment agreement that states that he is employed as President and Chief Operating Officer, with a minimum annual salary of $424,400 and a bonus potential of 100% of annual salary. Mr. Hunt’s agreement states that he is employed as Executive Vice President and Chief Financial Officer, with a minimum annual salary of $306,000 and a bonus potential of 75% of annual salary. Mr. Colley’s agreement states that he is employed as Senior Vice President with a minimum annual salary of $305,000, and a bonus potential of 50% of annual salary. Mr. Valentine’s agreement states that he is employed as Senior Vice President with a minimum annual salary of $250,000, and a bonus potential of 50% of annual salary.

      All minimum salaries and bonus are subject to increase by the Compensation Committee. All agreements continue until terminated either by the executive or by us. If an agreement is terminated by us for cause, or by the executive for any reason, the executive will cease to be an employee, and will cease to receive salary, bonus and other benefits. If an agreement is terminated by us without cause, the executive will remain an employee for three years after the termination date and will continue to receive his then-current salary and other benefits of an employee, and will receive a prorated bonus for the fiscal year in which he was terminated, but no bonuses thereafter. If an agreement is terminated by us or by the executive for reasons other than a change in control, then the executive will be prohibited from competing against AutoZone for three years after the termination date.

      “Cause” is defined in each agreement as the willful engagement by the executive in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise. “Change in control” in each agreement generally means (although more specifically defined in each agreement) either the acquisition of a majority of our voting securities by or the sale of all or substantially all of our assets to a non-affiliate of the company.

Certain Relationships and Related Transactions

      Upon his retirement as Chairman in 1997, Mr. Hyde entered into an agreement not to compete against AutoZone until March 2002. In fiscal year 2000, under the terms of that agreement, we paid Mr. Hyde $293,693, and provided him personal security services valued at approximately $54,745.

      Mr. Elson is Of Counsel to Holland & Knight, a law firm which provided service to AutoZone related to one real estate matter in the 2000 fiscal year for fees not exceeding $7,000. Mr. Elson took no part in the service provided as a result of the engagement and was not consulted related to the engagement.

Indebtedness of Management

      Effective as of the beginning of the 2000 fiscal year, the Board of Directors adopted the AutoZone, Inc. Management Stock Ownership Plan. Under this plan, directors and executive officers are required to purchase and maintain ownership of AutoZone stock in an amount that is a multiple of their annual salary or director’s fees. As a part of the program, we have agreed to loan each outside director and executive officer up to one-half of the funds required to purchase the stock. The notes are demand notes which mature in five years. Interest accrues at a 6% annually compounded rate. As of October 25, 2000, AutoZone’s executive officers and directors had the following balances, each of which is the highest balance during the term of the loan:

Name	Title	Indebtedness

John C. Adams, Jr.	Chairman & CEO	$784,820
Timothy D. Vargo	President & COO	$903,130
Robert J. Hunt	Executive Vice President & CFO	$433,927
Michael B. Baird	Senior Vice President	$215,318
Bruce G. Clark	Senior Vice President & CIO	$132,805
Gerald R. Colley	Senior Vice President	$318,941
Joseph P. Fabiano	Senior Vice President	$244,642
Harry L. Goldsmith	Senior Vice President	$224,281
Michael E. Longo	Senior Vice President	$257,307
Robert D. Olson	Senior Vice President	$277,348
William C. Rhodes, III	Senior Vice President	$184,972
Stephen W. Valentine	Senior Vice President	$305,015
N. Gerry House	Director	$65,582

Section 16(a) Beneficial Ownership Reporting Compliance

      Securities laws require our executive officers, directors, and owners of more than ten percent of our common stock to file reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, all persons required to file such forms have done so in a timely manner, other than one Form 3 filed by Mr. Valentine in 1995 which inadvertently omitted some of his holdings in AutoZone common stock and, in fiscal year 2000, one transaction by Mr. Adams and one transaction by Mr. Vargo were filed late on Forms 4.

Stockholder Proposals for 2001 Annual Meeting

      Stockholder proposals for inclusion in the Proxy Statement for the Annual Meeting in the year 2001 must be received by June 27, 2001. In accordance with our bylaws, Stockholder proposals received after August 16, 2001, but by September 15, 2001, may be presented at the meeting, but will not be included in the 2001 Proxy Statement. Any stockholder proposal received after September 15, 2001, will not be eligible to be presented for a vote to the stockholders in accordance with our bylaws. Any proposals must be mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198.

Annual Report

      A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

By the order of the Board of Directors,

HARRY L. GOLDSMITH
Secretary

Memphis, Tennessee

October 27, 2000

Appendix A

Audit Committee Charter
Adopted December 9, 1999
Revised June 6, 2000

I.      Mission/Purpose

       The broad purpose of the audit committee is to assist AutoZone, Inc.’s Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing (1) the financial information that will be provided to the stockholders and others, (2) the development and implementation of systems of internal controls by management and the Board and (3) all audit processes.

II.      Organization

       The audit committee members shall not be officers or employees of AutoZone or of any of its related organizations. In addition, each member shall be independent of management and free from business relationships that might conflict with their ability to exercise independent judgment regarding AutoZone’s financial matters. Furthermore, each audit committee member shall have a minimum level of financial literacy and at least one member should possess accounting or financial expertise.

III.      General Functions

       A.  The audit committee shall serve as an informed voice to the Board in support of AutoZone’s accounting and auditing groups in their responsibilities for control and reporting of all financial transactions.

      B.  The audit committee shall provide a channel of communication between the internal auditors, independent accountants, and the Board. The audit committee shall meet in private session with the internal auditors and the independent accountants to discuss the process and progress of their work.

      C.  The audit committee shall report committee actions to the Board and may make appropriate recommendations.

      D.  The committee shall meet quarterly and even more frequently if circumstances warrant such meetings.

IV.      Specific Functions

       A.  The audit committee shall review annually the qualifications and fees of the independent public accountants recommended by management and recommend to the board the firm to be selected to audit the financial statements of the Company for the next fiscal year. In addition, the audit committee should review management’s plans for any significant engagements of the public accountants or its affiliates for management consulting services. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

      B.  The audit committee shall, after completion of each annual audit, review with management and the external auditors, the audit report, the management letter relating to the audit report, any significant questions (resolved or unresolved) between management and the public accountants that arose during the audit or in connection with the preparation of the annual financial statements, and the cooperation afforded or limitations, if any, imposed by management in the conduct of the audit.

      C.  The audit committee shall review the effectiveness of AutoZone’s internal audit process and adequacy of staff and resources; review the cooperation afforded or limitations, if any, imposed by management in the conduct of the internal auditing.

A-1

      D.  The audit committee shall review the adequacy of AutoZone’s computerized information systems control and security with the independent accountant and the Vice President of Financial Planning and Control.

      E.  The audit committee shall review with the Vice President of Financial Planning and Control and the independent accountant the results of their examination of AutoZone’s code of conduct.

      F.  The audit committee shall review the legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs.

      G.  The audit committee shall review the quality, effectiveness and appropriateness of AutoZone’s accounting practices, particularly the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

      H.  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

      I.  The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

      J.  The audit committee shall review the adequacy of AutoZone’s systems of internal accounting controls, review of overall compliance with administrative policies and recommend to the Board of Directors any changes in the system of internal controls, procedures and practices which the Committee determines to be appropriate. Such controls shall be evaluated through a review of the reports issued by AutoZone’s internal auditors and the independent public accountants, which identify and describe control weaknesses. The Committee shall inquire as to whether management is taking appropriate corrective action.

      K.  The audit committee shall review the scope and plan for the external audit and internal audits for the year.

      L.  The audit committee shall review and report to the Board on compliance with the Foreign Corrupt Practices Act and the Corporation’s policies on business integrity, and ethics and conflict of interest.

      M.  The audit committee shall be completely accessible to the Vice President of Financial Planning and Control, the independent accountant, and management (both individually and collectively) to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

A-2

APPENDIX B

AUTOZONE, INC.

AMENDED AND RESTATED

2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

1.  Purpose

      The AutoZone, Inc. 2000 Executive Incentive Compensation Plan (“Plan”) is designed to provide incentives and rewards to eligible employees of AutoZone, Inc. (the “Company”) and its affiliates who have significant responsibility for the success and growth of the Company and assist the Company in attracting, motivating, and retaining key employees on a competitive basis. The Plan is designed to ensure that the annual bonus paid pursuant to this Plan to eligible employees of the Company is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be ratified by the Company’s stockholders pursuant to 26 C.F.R. § 1.162-27(e)(4)(vi) at the annual meeting to be held on December 9, 1999, and shall be effective for the entire 2000 fiscal year. If the stockholders do not ratify the Plan, the Plan shall not become effective.

2.  Administration of the Plan

      The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Committee”). The Committee shall be appointed by the Board of Directors of the Company and shall consist of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m). The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an award under the Plan.

3.  Eligibility

      The individuals entitled to participate in the Plan shall be the executive officers of the Company, as determined by the Committee.

4.  Awards

      Executive officers as determined by the Committee may be granted annual incentive awards under this Plan at such times of each year as will satisfy the requirements of Code Section 162(m), provided, however, that if an individual becomes an executive officer during a year, an incentive goal for that individual shall be made for that fiscal year at the time she or he becomes an executive officer. The Committee may, in its discretion, grant annual incentive awards to non-executive officers and managers of the Company outside of this Plan.

      The annual incentive award to each executive officer shall be based on the Company, a subsidiary or division, attaining one or more of the following objective goals as established by the Committee for the fiscal year:

      (a)  earnings

      (b) earnings per share
      (c) sales
      (d) market share
      (e) revenue
      (f) operating or net cash flows
      (g) pre-tax profits
      (h) earnings before interest and taxes

B-1

      (i) return on capital
      (j) economic value added
      (k) return on inventory
      (l) EBIT margin
      (m) gross profit margin
      (n) sales
      (o) sales per square foot
      (p) comparable store sales

      Different measures of goal attainment may be set for different plan participants. The performance goal may be a single goal or a range with a minimum goal up to a maximum goal, with corresponding increases in the incentive award up to the maximum award set by the Committee and as may be limited by this Plan. Such performance goals may disregard, at the Committee’s discretion, the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses. These goals shall be established by the Committee either by written consent or as evidenced by the minutes of a meeting at such times as to qualify amounts paid under this Plan for tax deductible treatment under Code Section 162(m).

      Payment of an earned award will be made in cash, or at the option of the Committee, in whole or in part in Company common stock. Upon completion of each fiscal year, the Committee shall review performance verses the established goal, and shall certify (either by written consent or as evidenced by the minutes of a meeting) the specified performance goals achieved for the fiscal year (if any), and direct which award payments are payable under the Plan, if any. No payment will be made if the minimum pre-established goals are not met. The Committee may, in its discretion, reduce or eliminate an individual’s award that would have been otherwise paid. No individual may receive in any one fiscal year an award under the Plan of an amount greater than the lesser of (i) 200% of such individual’s base salary for that year or (ii) $2 million.

5.  Miscellaneous Provisions

      (a)  The Company shall have the right to deduct all federal, state, or local taxes required by law or Company policy from any award paid.

      (b)  Nothing contained in this Plan grants to any person any claim or right to any payments under the Plan. Such payments shall be made at the sole discretion of the Compensation Committee.

      (c)  Nothing contained in this Plan or any action taken by the Committee pursuant to this Plan shall be construed as giving an individual any right to be retained in the employ of the Company.

      (d)  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

      (e)  The Plan may be amended, subject to the limits of Code Section 162(m), or terminated by the Committee at any time. However, no amendment to the Plan shall be effective without prior approval of the Company’s stockholders which would (i) increase the maximum amount that may be paid under the Plan to any person or (ii) modify the business criteria on which performance targets are to be based under the Plan.

      (f)  This Plan shall terminate on the fifth anniversary after the date of ratification by the Company’s stockholders.

B-2

AUTOZONE, INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of Stockholders
P R O X Y	I hereby appoint Harry L. Goldsmith and Donald R. Rawlins, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of AutoZone, Inc., which I would be entitled to vote at the Annual Meeting of AutoZone, Inc., to be held at the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, on Thursday, December 14, 2000, at 10 a.m., and at any adjournments, on items 1, 2 and 3, as I have specified and in their discretion on other matters as may come before the meeting.
	Election of Directors - Nominees:	(change of address/comments)

(01) John C. Adams, Jr., (02) Andrew M. Clarkson
(03) Charles M. Elson, (04) N. Gerry House,
(05) Robert J. Hunt, (06) J.R. Hyde, III, (07) James F. Keegan,
(08) Edward S. Lampert, (09) W. Andrew McKenna,
	(10) Michael W. Michelson, and (11) Timothy D. Vargo	___________________________________ ___________________________________ ___________________________________ ___________________________________

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

FOLD AND DETACH HERE

You are invited
to attend the

ANNUAL MEETING
OF STOCKHOLDERS

December 14, 2000
10:00 a.m.

J.R. Hyde III Store Support Center
123 South Front Street
Memphis, Tennessee

Please mark your votes as in this example	4631

      This proxy when properly executed will be voted in the manner directed below. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

The Board of Directors recommends a vote FOR Proposals 2 and 3.
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN

1.	Election of Directors (see reverse)			2.	Approval of amendment to executive compensation plan				4.	In the discretion of the proxies named herein, upon such other matters as may properly come before the meeting

For, except vote withheld from the following nominee(s):
______________________________________				3.	Approval of Independent Accountants.

Change of Address (Phone: ) Please write new address on reverse side.

SIGNATURE(S) _____________________________________________		DATE _________________________	The signer hereby revokes all proxies heretofore given by the signer to vote at the meeting or any adjournments thereof.

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full details.
FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

Internet and Telephone Voting

      We encourage you to take advantage of these convenient ways that you can vote your shares. You can vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

      To vote your shares through the Internet or the telephone you must use the control number printed in the box above just below the perforation. The series of numbers that appears in the box above must be used to access the system.

      1. To vote over the Internet:

• Log on the Internet and go to the Web site http://www.eproxyvote.com/azo

      2. To vote over the telephone:

• On a touch-tone telephone call toll free 1-877-PRX-VOTE (1-877-779-8683)

      Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

      If you choose to vote your shares through the Internet or the telephone, you should not mail back your proxy card.

Your vote is important. Thank you for voting.